PRICING SUPPLEMENT NO. 66                                        Rule 424(b)(3)
DATED: April 22, 1998                                         File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated Janury 21, 1998)

                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:              Floating Rate Notes    Book Entry Notes
$13,000,000                    [x]                    [x]

Original Issue Date:           Fixed Rate Notes       Certificated Notes
April 27, 1998                 [_]                    [_]


Maturity Date:                 CUSIP#: 073928 BA 0
April 27, 2000

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:


                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)
-------------            -----------             ---------           ---------
N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------
Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                          Maximum Interest Rate: N/A

[_]         Commercial Paper Rate             Minimum Interest Rate: N/A

[_]         Federal Funds Rate                Interest Reset Date(s): *

[_]         Treasury Rate                     Interest Reset Period: Monthly

[_]         LIBOR Reuters                     Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                        Interest Payment Period: Monthly

[_]         CMT Rate

Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%
-----------------------------------

*        The 27th of each month.

**       The 27th of each month.

*** The one - month LIBOR rate on April 25, 1998 plus 10 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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